Knife River Corporation
Section 16 Officers and Directors
with Indemnification Agreements

As of February 19, 2026

Section 16 Officers

Name	Title	Date of Agreement
Brian R. Gray	President and Chief Executive Officer	May 30, 2023
Trevor J. Hastings	Vice President and Chief Operating Officer	May 30, 2023
Marney L. Kadrmas	Vice President and Chief Accounting Officer	May 30, 2023
Karl A. Liepitz	Vice President, Chief Legal Officer and Secretary	May 30, 2023
Glenn R. Pladsen	Vice President and Chief Excellence Officer	May 30, 2023
Nathan W. Ring	Vice President and Chief Financial Officer	May 30, 2023
Sarah L. LaChapelle	Vice President and Chief People Officer	April 19, 2025

Directors

Name	Title	Date of Agreement
German Carmona Alvarez	Director	May 30, 2023
Patricia Chiodo	Director	June 27, 2024
Karen B. Fagg	Director and Chair of the Board	May 30, 2023
Thomas W. Hill	Director	May 14, 2024
Patricia L. Moss	Director	May 30, 2023
William J. Sandbrook	Director	May 30, 2023